UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 16, 2014

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02      Results of Operations and Financial Condition

On July 16, 2014, YUM! Brands, Inc. ("YUM") issued a press release announcing financial results for the quarter ended June 14, 2014.  The Company also reaffirmed its full-year 2014 guidance of at least 20% EPS growth. A copy of the press release is attached hereto as Exhibit 99.1.

Effective the beginning of fiscal 2014, YUM combined its YUM Restaurants International and U.S. Divisions into three new global divisions: KFC Division, Pizza Hut Division and Taco Bell Division. These three divisions will each now constitute separate reportable segments. YUM’s China and India divisions remain separate reportable segments due to their strategic importance and growth potential. While consolidated results remain unchanged, comparable prior period information has been restated for consistent presentation. This Form 8-K provides a summary of YUM’s 2010 through 2013 annual and 2013 quarterly segment financial results restated as if they had been reported under our new reportable segment structure. The 2013 annual and quarterly restated segment results were previously reported on a Form 8-K filed on March 28, 2014.

This restated segment information is attached hereto as Exhibit 99.2, which is being furnished pursuant to Item 2.02, Results of Operation and Financial Condition.

Section 9 – Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits

(c)	Exhibits
99.1	Press Release dated July 16, 2014 from YUM! Brands, Inc.
99.2	Restated Segment Financial Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	July 16, 2014	/s/ David E. Russell
Vice President, Finance and Corporate Controller
(Principal Accounting Officer)